EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for its Third Quarter Ended June 30, 2011

•	Q3 revenue was $49.5 million, in line with guidance
•	Q4 revenue is projected to be in the range of $51 to $55 million

ALBUQUERQUE, New Mexico, August 3, 2011 – EMCORE Corporation (NASDAQ: EMKR – News), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics and solar power markets, today announced its financial results for its third quarter ended June 30, 2011.

Financial Results

Revenue:
Consolidated revenue for the third quarter ended June 30, 2011 was $49.5 million, which represents a 6% increase compared to the prior year and a 5% increase compared to the immediate preceding quarter.  On a segment basis, revenue for the Fiber Optics segment was $33.3 million, which represents a 6% increase compared to the prior year and an 11% increase compared to the immediate preceding quarter.  Revenue for the Photovoltaics segment was $16.2 million, which represents a 7% increase compared to the prior year and a 6% decrease compared to the immediate preceding quarter.

Gross Profit:
Consolidated gross profit was $9.5 million, which represents a 26% decrease compared to the prior year and a 10% decrease compared to the immediate preceding quarter. Consolidated gross margin was 19.1%, which represents a decrease from both the 27.5% gross margin reported in the prior year and the 22.4% gross margin reported in the immediate preceding quarter.  On a segment basis, Fiber Optics gross margin was 19.4%, which represents a decrease from the 25.9% gross margin reported in the prior year and an increase from the 18.0% gross margin reported in the immediate preceding quarter.   Photovoltaics gross margin was 18.6%, which represents a decrease from both the 30.7% gross margin reported in the prior year and the 30.2% gross margin reported in the immediate preceding quarter.

Operating loss:
The consolidated operating loss was $11.2 million, which represents a $2.9 million increase in operating loss when compared to the prior year and a $7.0 million increase in operating loss when compared to the immediate preceding quarter.  The quarter-over-quarter variance was primarily due to the change in litigation settlements totaling $4.1 million, an increase in non-cash stock-based compensation expense of $1.4 million, and an increase in research and development expense associated with the March 2011 Soliant Energy, Inc. asset acquisition and our Fiber Optics segment.

Net loss:
The consolidated net loss was $11.1 million, which represents a $1.9 million increase in net loss when compared to the prior year and a $5.9 million increase in net loss when compared to the immediate preceding quarter.  The consolidated net loss per share was $0.12, which represents a $0.01 increase in net loss per share when compared to the prior year and a $0.06 increase in net loss per share when compared to the immediate preceding quarter.  During the third quarter ended June 30, 2011, we recorded $0.3 million of non-operating expense related to our Suncore joint venture.

Adjusted EBITDA:
After excluding certain non-cash and other adjustments as set forth in the attached non-GAAP table, adjusted EBITDA for the third quarter ended June 30, 2011 was negative $3.2 million, which represents an additional loss of $5.1 million from the adjusted EBITDA reported for the prior year and an additional loss of $0.9 million from the adjusted EBITDA reported for the immediate preceding quarter.

Order Backlog
As of June 30, 2011, we had a consolidated order backlog of approximately $66.2 million, a 31% increase from the $50.5 million order backlog reported as of March 31, 2011.  On a segment basis, the Photovoltaics order backlog totaled $39.6 million, a 50% increase from $26.4 million reported as of March 31, 2011.  The Fiber Optics order backlog totaled $26.6 million, a 10% increase from $24.1 million reported as of March 31, 2011.  Order backlog is defined as purchase orders or supply agreements accepted by us with expected product delivery and/or services to be performed within the next twelve months.

Balance Sheet Update
As of June 30, 2011, cash, cash equivalents, and restricted cash totaled approximately $21.1 million.  In May 2011, we completed a common stock private placement of $9.7 million.  In June 2011, we paid our remaining capital contribution obligation to our Suncore joint venture.  We are not required to contribute additional funds in excess of our initial $12 million investment, and at this time, we do not anticipate contributing any additional funds to Suncore.

Business Outlook
For the fourth quarter ending September 30, 2011, we expect consolidated revenue to be $51 to $55 million.

Conference Call
We will discuss our financial results for the quarter ended June 30, 2011 on Wednesday, August 3, 2011 at 4:30 p.m. ET.  The call will be webcast via our website at http://www.emcore.com.  Please go to this site beforehand to download any necessary software.  To participate in the conference call dial (480) 629-9856.  The access code for the call is 4459229.  A webcast will be available on our website beginning August 3, 2011 following the conclusion of the call.

Investor Conferences
Management will present at the Morgan Keegan Technology Conference on Tuesday, August 9th at 4:25pm ET at the New York Palace Hotel and at the Citi Technology Conference on Thursday, September 8th at 1:35pm ET at the Hilton New York Hotel in New York City.

About EMCORE
EMCORE Corporation is a leading provider of compound semiconductor-based components and subsystems for the fiber optics and solar power markets.  EMCORE's Fiber Optics segment offers optical components, subsystems, and systems that enable the transmission of video, voice, and data over high-capacity fiber optic cables for high-speed data and telecommunications, cable television (CATV), and fiber-to-the-premises (FTTP) networks.  EMCORE's Photovoltaics segment provides solar products for satellite and terrestrial applications. For satellite applications, EMCORE offers high-efficiency compound semiconductor-based gallium arsenide (GaAs) solar cells, covered interconnect cells, and fully integrated solar panels.  For terrestrial applications, EMCORE offers concentrating photovoltaic (CPV) systems for utility scale solar applications as well as offering its high-efficiency GaAs solar cells and CPV components for use in solar power concentrator systems.  For specific information about our Company, our products, and the markets we serve, please visit our website at http://www.emcore.com.

Use of Non-GAAP Financial Measure
We provide a non–GAAP adjusted EBITDA disclosure as a supplemental measure to U.S. GAAP regarding our operational performance.  This financial measure excludes the impact of certain items; therefore, it has not been calculated in accordance with U.S. GAAP.

We believe that the additional non–GAAP financial measure is useful to investors in assessing our operating performance.  We also use this measure internally to evaluate our operating performance and this measure is used for planning and forecasting of future periods.  In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non–GAAP financial measure.  We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While we believe that this non–GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non–GAAP financial measure.  Our non-GAAP financial measure may not be reported by all of our competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using this non–GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of the non–GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non–GAAP financial measures are not in accordance with or an alternative for U.S. GAAP.  Our non–GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward–Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934.  These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.  These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases.  Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements.  We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward–looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the transfer of business and operations into joint ventures may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse effects relating to our remaining businesses; (b) the challenge of joint ventures retaining key employees; (c) the impact on the Company, our customers and our suppliers from the current domestic and international economic and financial market conditions; (d) the success of our cost reduction efforts in achieving their expected benefits, due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, integration difficulties, and execution concerns; (e) delays and other difficulties in commercializing new products; (f) the failure of new products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (g) we may not be successful in undertaking the steps currently planned in order to increase our liquidity; and (h) other risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”) such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors.

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.  All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements.  We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the SEC that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC.  We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
 (in thousands, except loss per share)
(unaudited)

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2011	2011	2010	2011

Revenue	$46,606	$47,218	$49,480	$137,202	$148,805

Cost of revenue	33,797	36,638	40,010	99,322	116,075

Gross profit	12,809	10,580	9,470	37,880	32,730

Operating expenses (income):
Selling, general, and administrative	14,004	9,380	9,657	35,254	27,301
Research and development	7,147	7,984	9,549	22,256	24,724
Litigation settlements, net	-	(2,590)	1,465	-	(1,125)
Total operating expenses	21,151	14,774	20,671	57,510	50,900

Operating loss	(8,342)	(4,194)	(11,201)	(19,630)	(18,170)

Other expense (income):
Interest income	(3)	-	-	(22)	-
Interest expense	111	130	132	330	520
Foreign exchange loss (gain)	928	(749)	(625)	1,889	(1,039)
Loss from equity method investment	-	587	259	-	846
Change in fair value of financial instruments	(176)	1,038	107	634	1,417
Other expense	12	5	5	348	15
Total other expense (income)	872	1,011	(122)	3,179	1,759

Net loss	$(9,214)	$(5,205)	$(11,079)	$(22,809)	$(19,929)

Per share data:

Net loss per basic and diluted share	$(0.11)	$(0.06)	$(0.12)	$(0.28)	$(0.23)

Weighted-average number of basic and diluted shares outstanding	84,117	87,216	89,843	82,544	87,429

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
 (in thousands)
(unaudited)
	As of June 30, 2011	As of September 30, 2010
ASSETS

Current assets:
Cash and cash equivalents	$18,829	$19,944
Restricted cash	2,226	1,298
Accounts receivable, net	37,858	40,125
Inventory	32,506	32,056
Prepaid expenses and other current assets	7,161	5,312

Total current assets	98,580	98,735

Property, plant and equipment, net	44,155	46,990
Goodwill	20,384	20,384
Other intangible assets, net	9,231	10,738
Equity method investment	2,758	-
Other non-current assets, net	3,768	991

Total assets	$178,876	$177,838

LIABILITIES and SHAREHOLDERS’ EQUITY

Current liabilities:
Borrowings from credit facility	$14,359	$10,573
Accounts payable	26,997	26,156
Warrant liability	2,088	-
Accrued expenses and other current liabilities	26,485	27,115

Total current liabilities	69,929	63,844

Warrant liability	-	475
Other long-term liabilities	6	87

Total liabilities	69,935	64,406

Commitments and contingencies

Shareholders’ equity:
Preferred stock	-	-
Common stock	710,023	701,997
Accumulated deficit	(599,164)	(587,259)
Accumulated other comprehensive income	165	777
Treasury stock	(2,083)	(2,083)
Total shareholders’ equity	108,941	113,432

Total liabilities and shareholders’ equity	$178,876	$177,838

We have provided a reconciliation of the non–GAAP adjusted EBITDA financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

Non-GAAP Table Adjusted EBITDA Unaudited (in thousands)	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2011	2011	2010	2011

Net loss – GAAP	$(9,214)	$(5,205)	$(11,079)	$(22,809)	$(19,929)

Adjustments:
Depreciation	2,303	2,312	2,285	7,103	6,920
Amortization	728	651	648	2,163	1,983
Interest expense	111	130	132	330	520
Stock-based compensation expense	2,095	1,207	2,643	7,344	4,667
Other compensatory stock issuances	356	282	318	884	905
Corporate legal expense	348	295	137	4,855	533
Specific A/R reserve adjustments	2,400	-	-	1,950	-
Specific inventory reserve adjustments	-	-	-	(1,185)	-
Tangshan termination fee	2,775	-	-	2,775	-
Litigation settlements	-	(2,590)	1,465	-	(1,125)
Loss from equity method investment	-	587	259	-	846
Total adjustments	11,116	2,874	7,887	26.219	15,249

Adjusted EBITDA – Non-GAAP	$1,902	$(2,331)	$(3,192)	$3,410	$(4,680)

Stock-based compensation expense by expense category: (in thousands)	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2011	2011	2010	2011

Cost of revenue	$474	$143	$498	$1,349	$754
Selling, general, and administrative	1,026	817	1,247	4,702	2,571
Research and development	595	247	898	1,293	1,342

Total stock-based compensation expense	$2,095	$1,207	$2,643	$7,344	$4,667

Net effect on net loss per basic and diluted share	$(0.02)	$(0.01)	$(0.03)	$(0.09)	$(0.05)

Contact:
Mark Weinswig
Chief Financial Officer
(505) 332-5000
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com